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                                                                     Exhibit 5.1


                           MORGAN, LEWIS & BOCKIUS LLP
                               1701 Market Street
                             Philadelphia, PA 19103



May 13, 2003

Philadelphia Suburban Corporation
762 Lancaster Avenue
Bryn Mawr, Pennsylvania 19010

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-3, File No. 333-104290 (the "Registration Statement"), of Philadelphia Suburban Corporation, a Pennsylvania corporation (the "Company"), filed on April 3, 2003 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement") of up to $250,000,000 aggregate offering price of securities (the "Securities") which may include (i) shares of Common Stock, par value $0.50 per share, of the Company ( "Common Stock"), (ii) shares of one or more series of Preferred Stock, par value $1.00 per share, of the Company ( "Preferred Stock"),
(iii) one or more series of the Company's debt securities ("Debt Securities"), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, (iv) contracts to purchase Common Stock ("Common Stock Purchase Contracts"), (v) units ("Common Stock Purchase Units") consisting of a Common Stock Purchase Contract and a beneficial interest in (A) Debt Securities, (B) debt obligations of third parties, including U.S. Treasury securities, (C) any other asset as described in a Prospectus Supplement or (D) any combination of (A) - (D) and (vi) depositary shares representing interests in Preferred Stock ("Depositary Shares") deposited with a depositary and evidenced by depositary receipts.

In connection with this letter, we have examined a copy of (1) the Registration Statement; (2) the Company's Restated Articles of Incorporation, as amended to the date hereof (the "Articles"); (3) the Company's By-laws (the "By-laws"), as amended to the date hereof; (4) certain resolutions of the Company's Board of Directors (the "Board") relating to the Registration Statement and (5) such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.


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Philadelphia Suburban Corporation
May 13, 2003
Page 2



For the purpose of the opinions set forth below, we have assumed, without independent investigation or verification, that (1) the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Articles, the By-laws and applicable Pennsylvania law, (each, a "Board Action"), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (2) prior to the issuance of shares of a series of Preferred Stock, an appropriate Certificate of Designation relating to such series of Preferred Stock will have been duly authorized by Board Action and filed with the Secretary of State of the Commonwealth of Pennsylvania; (3) each series of Debt Securities will be issued under an Indenture (the "Indenture") between the Company and the bank or trust company identified in such Indenture as the trustee with respect to such Debt Securities (each, a "Trustee"), and the execution, delivery and performance of the applicable Indenture will be duly authorized by Board Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (4) any Common Stock Purchase Contracts will be issued under one or more purchase contract agreements (each, a "Purchase Contract Agreement") between the Company and a purchase contract agent identified in the Purchase Contract Agreement as a purchase contract agent (each, a "Purchase Contract Agent"), and the execution, delivery and performance of the applicable Purchase Contract Agreement will be duly authorized by Board Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (5) any Common Stock Purchase Units will be issued under one or more purchase unit agreements (each, a "Purchase Unit Agreement") between the Company and a purchase unit agent identified in the Purchase Unit Agreement as a purchase unit agent (each, a "Purchase Unit Agent"), and the execution, delivery and performance of the applicable Purchase Unit Agreement will be duly authorized by Board Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (6) any Depositary Shares will be issued under one or more depositary agreements (each, a "Depositary Agreement") between the Company and a depositary identified in the Depositary Agreement as a depositary (each, a "Depositary"), and the execution, delivery and performance of the applicable Depositary Agreement will be duly authorized by Board Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (7) the Registration Statement has, and any amendments thereto (including post-effective amendments) will have, become effective and complies or will comply with all applicable laws; (8) the Registration Statement will be effective and will comply, as the case may be, with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement; (9) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (10) all Securities will be issued and sold in compliance with applicable federal and state securities laws; and (11) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

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Philadelphia Suburban Corporation
May 13, 2003
Page 3


Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. Upon due authorization by Board Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares in accordance with the terms of the Board Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. Upon due authorization by Board Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment for such shares in accordance with the terms of the Board Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the specific terms of a particular issuance of Debt Securities (including any Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by Board Action and are in accordance with the terms of the applicable Indenture, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Debt Securities will be validly issued and will constitute valid, binding and enforceable obligations of the Company.

4. When the Stock Purchase Contracts have been duly authorized by Board Action and duly executed and delivered against payment for such Stock Purchase Contracts in accordance with the applicable definitive purchase, underwriting or similar agreement, the Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

5. When the Stock Purchase Units have been duly authorized by Board Action and duly issued and delivered against payment for such Stock Purchase Units in accordance with the applicable definitive purchase, underwriting or similar agreement and assuming in the case of Stock Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, the Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

6. When Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock, such Depositary Shares will entitle the holders thereof to the rights specified in the Deposit Agreement.

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Philadelphia Suburban Corporation
May 13, 2003
Page 4


To the extent that the obligations of the Company under any Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee under such Indenture will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Trustee will be duly qualified to engage in the activities contemplated by such Indenture; that such Indenture will be duly authorized, executed and delivered by such Trustee and will constitute the legally binding and enforceable obligation of such Trustee enforceable against such Trustee in accordance with its terms; that such Trustee will be in compliance generally and with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that such Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture.

To the extent that the obligations of the Company under any Purchase Contract Agreement may be dependent upon such matters, we assume for purposes of this letter that the Purchase Contract Agent with respect to such Purchase Contract Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Purchase Contract Agent is duly qualified to engage in the activities contemplated by such Purchase Contract Agreement; that such Purchase Contract Agreement has been duly authorized, executed and delivered by such Purchase Contract Agent and constitutes the legal, valid and binding obligation of such Purchase Contract Agent, enforceable against such Purchase Contract Agent in accordance with its terms; that such Purchase Contract Agent is in compliance, generally and with respect to acting as a Purchase Contract Agent under such Purchase Contract Agreement, with all applicable laws and regulations; and that such Purchase Contract Agent has the requisite organizational and legal power and authority to perform its obligations under such Purchase Contract Agreement.

To the extent that the obligations of the Company under any Purchase Unit Agreement may be dependent upon such matters, we assume for purposes of this letter that the Purchase Unit Agent with respect to such Purchase Unit Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Purchase Unit Agent is duly qualified to engage in the activities contemplated by such Purchase Unit Agreement; that such Purchase Unit Agreement has been duly authorized, executed and delivered by such Purchase Unit Agent and constitutes the legal, valid and binding obligation of such Purchase Unit Agent, enforceable against such Purchase Unit Agent in accordance with its terms; that such Purchase Unit Agent is in compliance, generally and with respect to acting as a Purchase Unit Agent under such Purchase Unit Agreement, with all applicable laws and regulations; and that such Purchase Unit Agent has the requisite organizational and legal power and authority to perform its obligations under such Purchase Unit Agreement.

To the extent that the obligations of the Company under any Depositary Agreement may be dependent upon such matters, we assume for purposes of this letter that the Depositary with respect to such Depositary Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Depositary is duly qualified to engage in the activities contemplated by such Depositary Agreement; that such Depositary Agreement has been duly authorized, executed and delivered by such Depositary and constitutes the legal, valid and binding obligation of such Depositary, enforceable against such Depositary in accordance with its terms; that such Depositary is in compliance, generally and with respect to acting as a Depositary under such Depositary Agreement, with all applicable laws and regulations; and that such Depositary has the requisite organizational and legal power and authority to perform its obligations under such Depositary Agreement.

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Philadelphia Suburban Corporation
May 13, 2003
Page 5


The opinions set forth above as to enforceability may be limited by: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) requirements that a claim with respect to any Debt Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The foregoing opinions are limited to the laws of the Commonwealth of Pennsylvania.

We consent to your filing this letter as an exhibit to a report incorporated by reference in the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus and any Prospectus Supplement. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP